                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Jurisdiction of
                                                       Percent     Incorporation
                                                         of              or
       Parent                   Subsidiary            Ownership     Organization
- ---------------------  -----------------------------  --------- ----------------
First SecurityFed       First Security Federal          100%         Federal
Financial, Inc.          Savings Bank

First Security          Western Security Corporation    100%         Illinois
Federal Savings Bank


                                       44